Legend Oil and Gas, Ltd. 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Legend Oil and Gas, Ltd. (the “Company”) for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew S. Reckles, as Chief Executive Officer of the Company, and I, Warren S. Binderman, as President, Chief Financial Officer and Principal Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

Dated: November 10, 2016
/s/ Andrew S. Reckles
Andrew S. Reckles, Chief Executive Officer
(Principal Executive Officer)

Dated: November 10, 2016
/s/ Warren S. Binderman
Warren S. Binderman, Chief Financial Officer
(Principal Financial Officer)